                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) December 17, 1999


                          Citadel Broadcasting Company
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

         333-36771                                  86-0703641
--------------------------------         ---------------------------------
   (Commission File Number)              (IRS Employer Identification No.)

    City Center West, Suite 400
    7201 West Lake Mead Boulevard
          Las Vegas, Nevada                                 89128
----------------------------------------                -------------
(Address of Principal Executive Offices)                  (Zip Code)

                                 (702) 804-5200
       ------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

     This report includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based largely on current expectations and projections about future events and financial trends affecting Citadel Broadcasting Company's business.
The words "intends", "believes" and similar words are intended to identify forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements in this report are subject to risks, uncertainties and assumptions including, among other things:

o   the realization of Citadel Broadcasting's business strategy,

o general economic and business conditions, both nationally and in Citadel Broadcasting's radio markets,

o Citadel Broadcasting's expectations and estimates concerning future financial performance, financing plans and the impact of competition,

o   anticipated trends in Citadel Broadcasting's industry, and

o the impact of current or pending legislation and regulation and antitrust considerations.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report might not transpire. Citadel Broadcasting undertakes no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On December 23, 1999, Citadel Broadcasting completed its acquisition of all the equity interests of Caribou Communications Co. from CAT Communications, Inc. and Desert Communications III, Inc., the two former equity holders of Caribou Communications. At the time of the closing, Caribou Communications was the licensee, and the owner and operator, of radio stations KATT-FM, KYIS-FM, KCYI-FM, KNTL-FM and WWLS-AM serving the Oklahoma City, Oklahoma market. Citadel Broadcasting intends to continue operating these stations.

     The aggregate purchase price was approximately $61.5 million, which amount includes the repayment of approximately $12.5 million of indebtedness of Caribou Communications. Of the purchase price, approximately $56.0 million was paid in cash at the time of closing, $250,000 is being held to secure certain obligations of the sellers under the purchase agreement and the remainder was evidenced by promissory notes of Citadel Broadcasting, which bear interest at 5.47% per annum. The principal balances of the promissory notes, together with accrued and unpaid interest thereon, were paid on January 4, 2000. The cash amount paid at closing and the amounts needed to pay the promissory notes were borrowed under Citadel Broadcasting's credit facility with Credit Suisse First Boston, as administrative agent, and Credit Suisse First Boston, Bank of America, N.A., Bank of Montreal, The Bank of New York, Bank of Nova Scotia, The Chase Manhattan Bank, Compagnie Financiere De Cic Et De L'Union Europeenne, FINOVA Capital Corporation, First Union National Bank and Fleet National Bank, as lenders. See Item 5 of this report for a description of Citadel Broadcasting's credit facility.


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

ITEM 5.  OTHER EVENTS

New Credit Facility

         On December 17, 1999, Citadel Broadcasting and its parent, Citadel Communications Corporation, entered into a credit facility (the "Credit Facility") provided pursuant to a Credit Agreement of even date therewith, by and among Citadel Broadcasting and Citadel Communications, Credit Suisse First Boston, as Lead Arranger, Administrative Agent and Collateral Agent, and Bank of America, N.A., Bank of Montreal, The Bank of New York, Bank of Nova Scotia, Credit Suisse First Boston, The Chase Manhattan Bank, Compagnie Financiere De Cic Et De L'Union Europeenne, FINOVA Capital Corporation, First Union National Bank and Fleet National Bank, as lenders (the "Credit Agreement").

         The Credit Agreement provides for the making to Citadel Broadcasting, by the lenders of (a) term loans at any time during the period from December 17, 1999 to December 15, 2000, in an aggregate principal amount not in excess of $250.0 million (together with the additional term loans described below, the "Term Loan Facility") and (b) revolving loans at any time and from time to time prior to March 31, 2007 (subject to extension to December 31, 2007), in an aggregate principal amount at any one time outstanding not in excess of $150.0 million (together with the additional revolving loans described below, the "Revolving Credit Facility"). Of the $150.0 million which is available in the form of revolving loans under the Revolving Credit Facility, (x) until March 31, 2000, up to $75.0 million of the Revolving Credit Facility may be made available in the form of letters of credit, and (y) after March 31, 2000, up to $50.0 million of the Revolving Credit Facility may be made available in the form of letters of credit. In addition, Citadel Broadcasting may request up to $300.0 million in additional term loans, which term loans may be made at the sole discretion of the lenders. Of such additional $300.0 million amount, at the request of Citadel Broadcasting, up to $100.0 million may be in the form of an increase in the $150.0 million revolving credit commitment. The lenders are under no obligation whatsoever to make such additional $300.0 million available, whether in the form of term loans, revolving loans or otherwise. Citadel Broadcasting and Citadel Communications are currently in compliance in all material respects with the terms of the Credit Agreement.

         Term Loans. Draws may be made under the Term Loan Facility solely to
(a) refinance Citadel Broadcasting's credit facility with FINOVA Capital Corporation (the "Finova Credit Facility"), (b) to finance a portion of the acquisitions currently planned by Citadel Broadcasting, (c) to finance a portion of future permitted acquisitions, and (d) to pay related fees and expenses. The Term Loan Facility must be repaid as follows:


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

Repayment Date                         Percentage of Aggregate Amount of Term
--------------                         Loans Outstanding on December 17, 2002
                                       --------------------------------------
March 31, 2003                                           3.75%
June 30, 2003                                            3.75%
September 30, 2003                                       3.75%
December 31, 2003                                        3.75%
March 31, 2004                                           5.00%
June 30, 2004                                            5.00%
September 30, 2004                                       5.00%
December 31, 2004                                        5.00%
March 31, 2005                                           5.00%
June 30, 2005                                            5.00%
September 30, 2005                                       5.00%
December 31, 2005                                        5.00%
March 31, 2006                                           5.00%
June 30, 2006                                            5.00%
September 30, 2006                                       5.00%
December 31, 2006                                        5.00%
March 31, 2007                                           6.25%
June 30, 2007                                            6.25%
September 30, 2007                                       6.25%
December 31, 2007                                        6.25%

         In addition, the Credit Agreement requires that the following mandatory prepayments be made under the Term Loan Facility:

         (a) 100% of the cash proceeds in excess of $5.0 million (net of transaction expenses, reserves and amounts used to repay indebtedness secured by an asset being sold, hereinafter referred to as "Net Cash Proceeds") of a sale of assets of Citadel Broadcasting (an "Asset Sale"), which proceeds are not reinvested within 330 days of the Asset Sale, in productive assets of a kind then used or usable in the business of Citadel Broadcasting, must be used to prepay outstanding term loans and/or to permanently reduce the commitment of the lenders to make revolving loans (the "Revolving Credit Commitment");

         (b) if at the time of the issuance of equity securities by Citadel Communications or Citadel Broadcasting (each an "Equity Issuance"), the Consolidated Leverage Ratio (the ratio of total debt to consolidated EBITDA, and for any rolling four-quarter period in which a permitted acquisition or Asset Sale occurred, determined on a pro forma basis as if such permitted acquisition or disposition had occurred at the beginning of such rolling four-quarter period) is greater than 5.00 to 1.00, the lesser of (x) 50% of Net Cash Proceeds received from such Equity Issuance, and (y) the amount of such Net Cash Proceeds as shall be necessary to reduce the Consolidated Leverage Ratio to 5.00 to 1.00, must be used to prepay outstanding term loans and/or to permanently reduce the Revolving Credit Commitment;

         (c) beginning in calendar year 2001, if the Consolidated Leverage Ratio as of the end of the immediately preceding fiscal year is greater than 5.00 to 1.00, an amount equal to 50% of excess cash flow for such fiscal year then ended, must be used to prepay the term loans or to reduce the Revolving Credit Commitment; and

         (d) if at the time of the issuance of debt by Citadel Communications or Citadel Broadcasting (each a "Debt Issuance"), the Consolidated Leverage Ratio is greater than 5.00 to 1.00, 100% of the Net Cash Proceeds received from such Debt Issuance must be used to prepay outstanding term loans and/or to permanently reduce the Revolving Credit Commitment.

All of the foregoing required prepayments shall be applied as follows:

         o first, pro rata against the remaining scheduled installments of principal due in respect of term loans until all such principal is paid in full, and

         o thereafter, to permanently reduce the Revolving Credit Commitment and, if necessary, prepay revolving loans and/or cash collateralize letters of credit to the extent that letter of credit exposure would exceed the total Revolving Credit Commitment after giving effect to any such reduction.

         Revolving Loans. Citadel Broadcasting used the proceeds of a $71.0 million revolving credit loan under the Credit Facility to refinance Citadel Broadcasting's then existing $68.0 million of revolving credit loans under the FINOVA Credit Facility (the "FINOVA Indebtedness") and to pay transaction expenses incurred in connection with entry into the Credit Agreement and the refinancing of the FINOVA Indebtedness (the "Refinancing"). Additional draws may be made under the Revolving Credit Facility, subject to the satisfaction of certain conditions, for general corporate purposes, including for working capital, capital expenditures, and to finance a portion of certain acquisitions contemplated by Citadel Broadcasting and for certain future permitted acquisitions by Citadel Broadcasting. The Revolving Credit Facility must be paid in full on or before March 31, 2007 (subject to extension until December 31, 2007). In addition, the Credit Agreement requires that the following mandatory prepayments be made under the Revolving Credit Facility:


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


         (a) 100% of Net Cash Proceeds which are not reinvested within 330 days of an Asset Sale, in productive assets of a kind then used or usable in the business of Citadel Broadcasting, must be used to prepay outstanding term loans and/or to permanently reduce the Revolving Credit Commitment;

         (b) if at the time of an Equity Issuance, the Consolidated Leverage Ratio is greater than 5.00 to 1.00, the lesser of (a) 50% of Net Cash Proceeds received from such Equity Issuance, and (b) the amount of such Net Cash Proceeds as shall be necessary to reduce the Consolidated Leverage Ratio to 5.00 to 1.00, must be used to prepay outstanding term loans and/or to permanently reduce the Revolving Credit Commitment;

         (c) beginning in calendar year 2001, if the Consolidated Leverage Ratio as of the end of the immediately preceding fiscal year is greater than
5.00 to 1.00, an amount equal to 50% of excess cash flow for such fiscal year then ended, must be used to prepay the term loans or to reduce the Revolving Credit Commitment; and

         (d) if at the time of a Debt Issuance, the Consolidated Leverage Ratio is greater than 5.00 to 1.00, 100% of the Net Cash Proceeds received from such Debt Issuance must be used to prepay outstanding term loans and/or to permanently reduce the Revolving Credit Commitment.

All of the foregoing required prepayments shall be applied as follows:

         o first, pro rata against the remaining scheduled installments of principal due in respect of term loans until all such principal is paid in full, and

         o thereafter, to permanently reduce the Revolving Credit Commitment and, if necessary, prepay revolving loans and/or cash collateralize letters of credit to the extent that letter of credit exposure would exceed the total Revolving Credit Commitment after giving effect to any such reduction.

At Citadel Broadcasting's option, any portion of the revolving loans which has been prepaid or repaid may be reborrowed, and the maximum amount of the Revolving Credit Commitment may be permanently reduced.

         Letter of Credit Facility. The letter of credit facility ("Letter of Credit Facility"), which is a subfacility of the Revolving Credit Facility, provides for the issuance of letters of credit to be used by Citadel Broadcasting as security for the obligations of Citadel Broadcasting under agreements entered into in connection with certain radio station acquisitions and for any other purposes related to the business of Citadel Broadcasting. The Letter of Credit Facility requires the payment by Citadel Broadcasting of a fronting fee of 1/8 of 1% on the face amount of each


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

outstanding letter of credit. Such fronting fee is payable quarterly in arrears to the bank issuing the letter of credit. Citadel Broadcasting is also required to pay to each revolving credit lender (through the Administrative Agent), on the last day of each quarter, a letter of credit participation fee equal to such lender's pro rata portion of the outstanding letters of credit multiplied by the then applicable margin for LIBOR advances under the Credit Facility. Standard issuance and drawing fees are also payable to the bank or banks issuing the letters of credit. As of December 31, 1999, letters of credit in the aggregate amount of approximately $20.4 million are issued and outstanding in connection with pending radio station acquisitions.

         Prepayments. Voluntary prepayments of the Credit Facility are permitted without premium or penalty, subject to minimum notice requirements and minimum prepayment requirements and the payment of any applicable LIBOR breakage fees. Mandatory prepayments are described above under the headings "Term Loans" and "Revolving Loans."

         Interest Rates. The Credit Facility bears interest at a rate equal to the applicable margin plus (a) the greater of

         o the per annum rate of interest publicly announced from time to time by Credit Suisse First Boston in New York, New York, as its prime rate of interest (the "Prime Rate") and which may be changed automatically without notice, as the Prime Rate changes, and

         o the federal funds effective rate as in effect from time to time plus 1/2 of 1%, and which may be changed automatically without notice, as the federal funds effective rate changes (with the greater of (a) or (b) being referred to herein as the "Alternate Base Rate"), or

(b) at the written election of Citadel Broadcasting, at a rate determined by the Administrative Agent to be the Adjusted LIBO Rate for the respective interest period. The LIBO Rate is determined by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or an appropriate successor) for a period equal to the interest period selected by Citadel Broadcasting. The Adjusted LIBO Rate is the product of (x) the LIBO Rate and (y) a fraction, the numerator of which is 1.00 and the denominator of which is 1.00 minus the eurocurrency reserve requirements as prescribed by the Federal Reserve Board or other governmental body, in effect from time to time. The applicable margins for the Credit Facility are expected to range between 0% and 1.5% for the Alternate Base Rate and 0.75% to 2.5% for the Adjusted LIBO Rate, depending on the Consolidated Leverage Ratio from time to time. Except as otherwise provided with respect to voluntary and mandatory prepayments, interest on loans bearing interest at the Alternate Base Rate plus the applicable margin, will be payable quarterly in arrears on the last business day of each quarter, and interest on loans bearing interest at the Adjusted LIBO Rate plus the applicable margin, will be payable on the last day of the interest period applicable to such loan (unless the interest period is greater than 3 months, in which event interest shall be payable at the end of each successive 3 month period during which such interest period is in effect). The interest rate after a payment default shall, in the case of a default in the payment of principal, be 2% in excess



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

of the otherwise applicable interest rate, and, in the case of any other payment default, be 2% in excess of the Alternate Base Rate plus the applicable margin at such time.

         Other Fees. Citadel Broadcasting is required to pay other customary fees under the Credit Facility.

         Security and Guarantee. Subject to permitted liens, the Credit Facility is secured by:

         (a) a first priority pledge on all of Citadel Broadcasting's capital stock other than Citadel Broadcasting's 13-1/4% Exchangeable Preferred Stock,

         (b) a first priority security interest in all the existing and after-acquired property of Citadel Communications and Citadel Broadcasting, including, without limitation, accounts, machinery, equipment, inventory, real estate, general intangibles and investment property, and

         (c) all proceeds of the foregoing.

         The Credit Facility is also guaranteed by Citadel Communications.

         Change of Control. The Credit Facility provides that a change in control or ownership will be an event of default under the Credit Facility. A change in control or ownership shall occur if:

         (a) any person or group of persons acting in concert shall own more than 35% of the common stock of Citadel Communications;

         (b) a majority of the seats (other than vacant seats) on the board of directors of Citadel Communications shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Citadel Communications nor (ii) appointed by directors so nominated;

         (c) any change in control (or similar event, however denominated) with respect to Citadel Communications or Citadel Broadcasting shall occur under and as defined in any indenture or agreement in respect of material indebtedness; or

         (d) Citadel Communications shall cease to own, directly or indirectly, 100% of the issuing and outstanding voting equity interests of Citadel Broadcasting.

         Covenants. The Credit Facility contains customary restrictive covenants, which, among other things, and with exceptions, limit the ability of Citadel Broadcasting and Citadel Communications to incur additional indebtedness and liens, enter into transactions with affiliates, make acquisitions other than Permitted Acquisitions, pay dividends, redeem or repurchase capital stock, enter into certain sale and leaseback transactions, consolidate, merge or effect asset sales, issue additional equity, make capital expenditures, make investments, loans or


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prepayments or change the nature of their business. Citadel Broadcasting and
Citadel Communications are also required to satisfy financial covenants which will require Citadel Communications and Citadel Broadcasting to maintain specified financial ratios and to comply with financial tests, including ratios with respect to maximum leverage, minimum interest coverage and minimum fixed charge coverage.

                  Permitted Acquisitions. A Permitted Acquisition is an acquisition of (a) a radio station or radio stations (each a "Station"), or (b) any business which is ancillary to the ownership or operation of a Station, or
(c) any business that is an internet service provider or ancillary to the business of an internet service provider (provided that the aggregate consideration for the acquisition of internet service providers or related businesses shall not exceed $10.0 million). In addition, a Permitted Acquisition is subject to pro forma compliance with the leverage, interest coverage and fixed charge coverage ratios set forth below. All acquired assets will be subject to a security interest in favor of the Administrative Agent for the benefit of the lenders.

                  Maximum Leverage Test. The maximum leverage test requires that Citadel Broadcasting and Citadel Communications not permit the ratio of (a) their total debt as of the last day of the most recently ended quarter to (b) their consolidated EBITDA, as adjusted for permitted acquisitions and dispositions, for the rolling four-quarter period ending as of the last day of such quarter, to be greater than the applicable ratio on that date. The applicable ratios are as follows:

Period                                                             Ratio
------                                                             -----
January 1, 2000 through March 31, 2000                             7.25x
April 1, 2000 through June 30, 2000                                7.00x
July 1, 2000 through September 30, 2000                            6.75x
October 1,2000 through December 31, 2000                           6.50x
January 1, 2001 through March 31, 2001                             6.25x
April 1, 2001 through June 30, 2001                                6.00x
July 1, 2001 through September 30, 2001                            6.00x
October 1, 2001 through December 31, 2001                          5.75x
January 1, 2002 through March 31, 2002                             5.50x
April 1, 2002 through June 30, 2002                                5.25x
July 1, 2002 through September 30, 2002                            5.00x
October 1, 2002 through December 31, 2002                          4.50x
Thereafter                                                         4.00x

                  Minimum Interest Coverage Test. The minimum interest coverage test requires that Citadel Broadcasting and Citadel Communications not permit the ratio of (a) their consolidated EBITDA for any rolling four-quarter period to (b) their consolidated interest expense for such period, to be less than the applicable ratio on that date. The applicable ratios are as follows:



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Period                                                             Ratio
------                                                             -----
January 1, 2000 through March 31, 2000                             1.50x
April 1, 2000 through June 30, 2000                                1.50x
July 1, 2000 through September 30, 2000                            1.50x
October 1,2000 through December 31, 2000                           1.50x
January 1, 2001 through March 31, 2001                             1.75x
April 1, 2001 through June 30, 2001                                1.75x
July 1, 2001 through September 30, 2001                            1.75x
October 1, 2001 through December 31, 2001                          2.00x
January 1, 2002 through March 31, 2002                             2.00x
April 1, 2002 through June 30, 2002                                2.25x
July 1, 2002 through September 30, 2002                            2.25x
Thereafter                                                         2.50x

                  Minimum Fixed Charges Coverage Test. The minimum fixed charges coverage test requires that Citadel Broadcasting and Citadel Communications not permit the ratio of (a) their consolidated EBITDA for any rolling four-quarter period to (b) their fixed charges for such period to be less than 1.25 to 1.00.

         Events of Default. The Credit Facility contains customary events of default, including without limitation:

         o breach of any representation or warranty and/or false or misleading statements by Citadel Broadcasting or Citadel Communications made in connection with the Credit Facility or related documents;

         o failure of Citadel Broadcasting to pay (a) when due under the Credit Facility, all or any portion of the principal balance of any loan or any reimbursement obligation with respect to letters of credit or (b) within 5 business days after the same shall become due and payable, any other of its obligations under the Credit Facility (including interest obligations);

         o failure of Citadel Broadcasting or Citadel Communications to observe or perform (a) certain affirmative covenants or agreements, specifically those pertaining to legal existence, use of proceeds and notices of events of default, material litigation and developments which have resulted in, or could reasonably be expected to result in, a material adverse effect, and (b) negative covenants;

         o failure of Citadel Broadcasting or Citadel Communications to observe or perform any other covenant or agreement contained in the Credit Agreement or any other loan document which is not remedied within 30 days after written notice thereof;

         o certain defaults, including payment defaults, by Citadel Broadcasting or Citadel Communications, under other agreements relating to material indebtedness;



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

         o the insolvency of Citadel Broadcasting or Citadel Communications, including the failure of Citadel Broadcasting or Citadel Communications to generally pay debts as they become due;

         o Citadel Broadcasting's or Citadel Communications' filing, or consent to the filing against it, of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the law of any jurisdiction or making of an assignment for the benefit of creditors, or the appointment of a custodian, receiver or trustee for Citadel Broadcasting or Citadel Communications under certain circumstances;

         o failure of Citadel Broadcasting or Citadel Communications to discharge certain judgments against either of them;

         o any security interest purported to be created by a loan document entered into in connection with the Credit Facility shall cease to be, or shall be asserted not to be, a valid, perfected, first priority, security interest;

         o existence of certain conditions which result in actual or potential liability to Citadel Broadcasting or Citadel Communications or any ERISA affiliate for its pension plan in an amount in excess of $5.0 million;

         o a change in control or ownership. See the discussion above under the subheading "Change of Control;"

         o failure of Citadel Communications' guaranty to remain in full force and effect; and

         o Citadel Communications' denial or disaffirmance of obligations under its guaranty or its failure to make payment when due.

         Upon the occurrence of an event of default, with certain limitations, Citadel Broadcasting's and Citadel Communications' obligations under the Credit Facility which are at that time outstanding may become accelerated.



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

Additional Worcester Acquisition

     On December 22, 1999, Citadel Broadcasting entered into an asset purchase agreement with WBA, Inc. to acquire WWFX-FM serving the Worcester, Massachusetts market for the purchase price of approximately $14.25 million in cash. The closing of the transaction is subject to various conditions, including Federal Communications Commission consent to the assignment of the station license to Citadel Broadcasting. Although Citadel Broadcasting believes that the conditions to closing are customary for transactions of this type, there can be no assurance that such conditions will be satisfied.

Merger of Subsidiaries

     On December 28, 1999, Citadel License, Inc. merged with and into Citadel Broadcasting Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements. The following financial statements were previously reported on Citadel Broadcasting Company's Current Report on Form 8-K filed on December 10, 1999:


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
CARIBOU COMMUNICATIONS CO.

Independent Auditors' Report

Balance Sheets as of December 31, 1997 and 1998

Statements of Operations for the years ended December 31, 1997 and 1998

Statements of Changes in Partners' Equity for the years ended December 31, 1997 and 1998

Statements of Cash Flows for the years ended December 31, 1997 and 1998

Notes to Financial Statements

The following financial statements are included in this report pursuant to Item 7(a):

CARIBOU COMMUNICATIONS CO.

Balance Sheets as of September 30, 1999 and 1998 (unaudited)

Statements of Operations for the nine months ended September 30, 1999 and 1998 (unaudited)

Statements of Changes in Partners' Equity for the nine months ended September 30, 1999 and 1998 (unaudited)

Statements of Cash Flows for the nine months ended September 30, 1999 and 1998 (unaudited)

Notes to Unaudited Financial Statements

(b) Pro Forma Financial Information. The following pro forma financial information of Citadel Broadcasting Company and Subsidiary is included herein pursuant to Item 7(b):

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30,
1999

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1999

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 1998

(c)      Exhibits. The following exhibits are filed as part of this report:

2.1 Purchase Agreement dated August 23, 1999 by and among Cat Communications, Inc., Desert Communications III, Inc. and Citadel Broadcasting Company.

2.2 Amendment to Purchase Agreement dated December 22, 1999 by and among Cat Communications, Inc., Desert Communications III, Inc. and Citadel Broadcasting Company.

4.1 Credit Agreement dated as of December 17, 1999 among Citadel Broadcasting Company, Citadel Communications Corporation, Citadel License, Inc., Credit Suisse First Boston, as lead Arranger, Administrative Agent and Collateral Agent, FINOVA Capital Corporation, as Syndication Agent, First Union Securities, Inc. and Fleet National Bank, as Co-Documentation Agents, and the lenders named therein (incorporated by reference to Exhibit 4.1 to Citadel Communications Corporation's Current Report on Form 8-K filed on January 6, 2000).



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


BALANCE SHEETS (unaudited)

CARIBOU COMMUNICATIONS CO.


                                                                             September 30
                                                                       1999                 1998
                                                                   -----------          -----------
ASSETS

CURRENT ASSETS
     Cash                                                          $   321,063          $    69,062
     Accounts receivable, net of allowance for doubtful
        accounts of $68,047 for 1999 and $80,093 for 1998            1,905,990            1,758,802
     Prepaid expenses and other current assets                         130,935              277,307
     Deposit in escrow                                                      --              350,000
                                                                   -----------          -----------
                                            TOTAL CURRENT ASSETS     2,357,988            2,455,171

NET PROPERTY AND EQUIPMENT                                           1,905,007            1,525,079

OTHER ASSETS
     Deposits                                                            9,061                8,961
     Intangible assets                                              15,680,035           13,654,571
                                                                   -----------          -----------
                                                                    15,689,096           13,663,532

                                                                   $19,952,091          $17,643,782
                                                                   ===========          ===========

LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                              $   183,748          $   329,738
     Accrued expenses                                                  737,869              487,995
     Payroll taxes payable                                              58,292               70,205
     Current portion of long-term debt                              12,729,750              610,000
                                                                   -----------          -----------
                                       TOTAL CURRENT LIABILITIES    13,709,659            1,497,938

LONG-TERM DEBT                                                              --            8,878,846

PARTNERS' EQUITY                                                     6,242,432            7,266,998
                                                                   -----------          -----------

                                                                   $19,952,091          $17,643,782
                                                                   ===========          ===========

See accompanying notes.

STATEMENTS OF OPERATIONS (unaudited)

CARIBOU COMMUNICATIONS CO.


                                                 Nine Months Ended
                                                   September 30
                                             1999                   1998
                                         -----------           -----------
REVENUES
     KATT-FM                             $ 3,101,820           $ 2,779,905
     KYIS-FM                               1,706,260             1,600,832
     KCYI-FM (formerly KTNT-FM)              604,868               764,035
     KNTL-FM and WWLS-AM                   1,601,347               616,866
     Other revenue                           140,967               154,185
                                         -----------           -----------
                        TOTAL REVENUES     7,155,262             5,915,823

OPERATING EXPENSES
     Program expenses                      2,171,603             1,968,709
     Technical expenses                      217,277               226,835
     Sales expenses                        1,563,369             1,484,962
     Advertising and promotion               157,389               192,400
     KATT products                            15,701                15,796
     Corporate expenses                      564,030               493,545
     General and administrative              733,150               640,062
     Loan fees                               150,678               150,678
     Amortization expense                  1,040,361               730,257
     Depreciation expense                    360,134               293,268
                                         -----------           -----------
                                           6,973,692             6,196,512
                                         -----------           -----------
         INCOME (LOSS) FROM OPERATIONS       181,570              (280,689)

OTHER EXPENSE
     Interest expense                        836,742               588,752
     Miscellaneous expense                   182,215                75,793
                                         -----------           -----------
                                           1,018,957               664,545
                                         -----------           -----------

                              NET LOSS   $  (837,387)          $  (945,234)
                                         ===========           ===========

See accompanying notes.

STATEMENTS OF CHANGES IN PARTNERS' EQUITY (unaudited)

CARIBOU COMMUNICATIONS CO.

                                                    CAT                  Desert
                                              Communications,        Communications
                                                    Inc.                III, Inc.              Total
                                              ---------------        --------------         -----------
Partners' equity at January 1, 1998             $ 2,443,095           $ 1,769,137           $ 4,212,232

Capital contribution                              2,320,000             1,680,000             4,000,000

Net loss                                           (548,236)             (396,998)             (945,234)
                                                -----------           -----------           -----------

Partners' equity at September 30, 1998          $ 4,214,859           $ 3,052,139           $ 7,266,998
                                                ===========           ===========           ===========


Partners' equity at January 1, 1999             $ 4,106,295           $ 2,973,524           $ 7,079,819

Net loss                                           (485,684)             (351,703)             (837,387)
                                                -----------           -----------           -----------

Partners' equity at September 30, 1999          $ 3,620,611           $ 2,621,821           $ 6,242,432
                                                ===========           ===========           ===========


See accompanying notes.

STATEMENTS OF CASH FLOWS (unaudited)

CARIBOU COMMUNICATIONS CO.

                                                                                       Nine Months Ended
                                                                                          September 30
                                                                                   1999                  1998
                                                                                ----------            ----------
OPERATING ACTIVITIES
     Net loss                                                                     (837,387)             (945,234)
     Adjustments to reconcile net loss to net cash
         provided by (used in) operating activities:
             Bad debt expense                                                       80,290                49,529
             Depreciation                                                          360,134               293,268
             Amortization                                                        1,040,361               730,257
             Loan fees expense                                                     150,678               150,678
             Increase in accounts receivable                                      (154,445)             (514,742)
             (Increase) decrease in prepaid expenses and other assets               78,230              (119,538)
             Increase in accounts payable and accrued expenses                      10,765               322,314
                                                                                ----------            ----------
                                            NET CASH PROVIDED BY (USED IN)
                                                      OPERATING ACTIVITIES         728,626               (33,468)

INVESTING ACTIVITIES
     Purchases of property and equipment                                          (288,742)             (131,482)
     Cash paid for the purchase of WWLS-AM net assets                           (3,461,686)           (5,846,162)
     Cash paid for intangible assets                                               (10,000)                   --
     Net receipt of earnest money from escrow agent                                     --               150,000
                                                                                ----------            ----------
                                     NET CASH USED IN INVESTING ACTIVITIES      (3,760,428)           (5,827,644)

FINANCING ACTIVITIES
     Proceeds from long-term debt                                                3,485,000             3,269,608
     Payments on long-term debt                                                   (310,000)           (1,359,608)
     Capital contribution by partners                                                   --             4,000,000
                                                                                ----------            ----------
                                 NET CASH PROVIDED BY FINANCING ACTIVITIES       3,175,000             5,910,000
                                                                                ----------            ----------

                                                          INCREASE IN CASH         143,198                48,888

CASH AT BEGINNING OF PERIOD                                                        177,865                20,174
                                                                                ----------            ----------

CASH AT END OF PERIOD                                                           $  321,063            $   69,062
                                                                                ==========            ==========

See accompanying notes.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

CARIBOU COMMUNICATIONS CO.

September 30, 1999

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Company's Business: Caribou Communications Co. (the "Partnership") is an Oklahoma General Partnership, organized to engage in the radio broadcasting business through the control and operation of KATT-FM, KYIS-FM, KCYI-FM (formerly KTNT-FM), KNTL-FM, and WWLS-AM radio stations in Oklahoma City. The Partnership was organized on December 29, 1994 and started business on January 1, 1995. The Partnership's corporate offices are located in Denver, Colorado, and operations facilities are located in Oklahoma City, Oklahoma.

Financial Statement Presentation: The Partnership prepares its financial statements in accordance with generally accepted accounting principles. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Partnership Formation: The Partnership was formed through the contributions of substantially all of the respective properties and assets at the appraised values, subject to substantially all of the respective liabilities and obligations of Cat Communications, Inc. ("CAT") and Desert Communications III, Inc. ("DCI") to the capital account of the Partnership having an aggregate net asset value of $6,769,378 on December 29, 1994. The Partnership equity was divided $3,926,239 (58%) to CAT and $2,843,139 (42%) to DCI.
Earnings and losses of the Partnership are divided based on the aforementioned percentages.

Property and Equipment: Property and equipment is recorded at cost and depreciated by the straight-line method over the estimated useful life of the assets. When assets are sold or retired, the costs and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Advertising Costs: All advertising costs of the Partnership are expensed as incurred.

Income Taxes: No provision for income taxes is made in the financial statements because, as a Partnership, any income or loss is included in the tax returns of the partners. For income tax purposes, income or loss allocated to the partners shall consider the effect of the difference in the basis of assets contributed for income tax purposes and the amounts recorded for financial statement purposes.

Concentration of Credit: Financial instruments which potentially subject the Partnership to concentrations of credit risk consist primarily of trade receivables. Such credit risk is considered by management to be limited due to the large number of customers comprising the Partnership's customer base. Generally, the Partnership does not require collateral or other security to support customer accounts receivable.

The Partnership maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership does not believe there is a significant risk of loss to these deposits.

CARIBOU COMMUNICATIONS CO.

September 30, 1999


NOTE B--PROPERTY AND EQUIPMENT

Property and equipment at September 30, 1999 and 1998 is summarized as follows:

                                             1999                1998
                                         ----------          ----------
Land                                     $  180,000          $   30,000
Buildings                                   257,200             167,200
Automobiles                                  40,806              40,806
Computers and office equipment              173,493             162,431
Furniture and fixtures                      342,813             342,813
Leasehold improvements                      509,665             508,635
Studio and technical equipment            1,019,189             843,099
Tower and transmitter equipment           1,024,746             688,410
Projects in-process                          77,734                  --
                                         ----------          ----------
                                          3,625,646           2,783,394
Less accumulated depreciation             1,720,639           1,258,315
                                         ----------          ----------

                                         $1,905,007          $1,525,079
                                         ==========          ==========

NOTE C--INTANGIBLE  ASSETS

Goodwill consists of: (1) the difference between the appraised fair market value of the KATT-FM and KYIS-FM radio stations under a hypothetical scenario of the stations operating as a duopoly in the Oklahoma City radio market and the fair market values of the stations' assets at the date of the Partnership agreement,
(2) the excess of the purchase price over the net assets of the KCYI-FM, KNTL-FM, and WWLS-AM stations, and (3) the entire purchase price of SportsTalk Communications L.L.C.

Intangible assets at September 30, 1999 and 1998 are summarized as follows:

                                          Useful Life          1999                   1998
                                          -----------       -----------          ------------
Goodwill                                        15          $15,235,583          $11,880,408
FCC License                                     15            4,261,002            4,261,002
Organization costs                               5              309,698              309,698
                                                            -----------          -----------
                                                             19,806,283           16,451,108
Less accumulated amortization                                 4,126,248            2,796,537
                                                            -----------          -----------

                                                            $15,680,035          $13,654,571
                                                            ===========          ===========

Total amortization provided for in 1999 and 1998 was $1,040,361 and $730,257, respectively.

CARIBOU COMMUNICATIONS CO.

September 30, 1999


NOTE D--LONG-TERM  DEBT

The following is a summary of long-term debt at September 30, 1999 and 1998:


                                                                                        1999            1998
                                                                                    -----------     ----------
     Notes payable to Finova Capital Corporation bearing interest at 1% above the prime rate, interest payable monthly, secured by all assets of the
     Partnership                                                                    $11,830,000     $8,790,000

     Accrued and unpaid loan fees, payable to Finova Capital Corporation, due
     January 31, 2000, secured by all assets of the Partnership                         899,750        698,846
                                                                                    -----------     ----------
                                                                                     12,729,750      9,488,846
     Less current maturities                                                         12,729,750        610,000
                                                                                    -----------     ----------
                                                                                    $        --     $8,878,846
                                                                                    ===========     ==========

The notes payable (excluding the loan fees) are due in monthly installments as follows:

         June 1, 1997 to March 1, 1998                                   $35,000
         April 1, 1998 to February 1, 1999                                45,000
         March 1, 1999 to January 1, 2000                                 55,000
         January 31, 2000                                                 Full payment of remaining principal

Loan fees of $950,000 are being accrued at $16,742 per month through December 1, 1999. Full payment is due January 31, 2000.

Final payment on all debt is due January 31, 2000; however, repayment of the debt will be made at the time of closing of the proposed sale of the Partnership, as discussed in Note J.

In addition, the Partnership will pay a "recapture amount" following the end of each year upon the demand of the lender. The "recapture amount" is equal to 50% of excess cash flows (as defined in the debt agreement) for the preceding year, and reduces the principal payments due on the long-term debt. However, the "recapture amount" will not be made or will be reduced to the extent necessary so that the Partnership's cash on hand plus the outstanding amount available on the line of credit will not be less than $300,000. There were no excess cash flows at September 30, 1999 and 1998 and, therefore, no recapture amount is due.

The loan agreement, dated December 29, 1994 (as amended), requires the Partnership to maintain certain financial ratios and other covenants.

CARIBOU COMMUNICATIONS CO.

September 30, 1999

NOTE D--LONG-TERM DEBT--Continued

Finova Capital Corporation is a related party in that it owns 100% of Desert Communications III, Inc., which owns a 42% interest in the Partnership.

Interest payments for the nine months ended September 30, 1999 and 1998 totaled $857,125 and $519,176, respectively.


NOTE E--OPERATING  LEASES

As of September 30, 1999, the Partnership is leasing office space, certain equipment, and computer software under various noncancelable operating leases. Rental expense for the nine months ended September 30, 1999 and 1998 was approximately $244,000 and $227,000, respectively.

Approximate future minimum lease payments required under these operating leases are as follows:

                  2000                             $     239,000
                  2001                                   227,000
                  2002                                   242,000
                  2003                                   242,000
                  2004                                   232,000
                  Thereafter                             405,000
                                                   -------------

                                                   $   1,587,000
                                                   -------------


NOTE F--TRADE  TRANSACTIONS

In accordance with accounting practices in the broadcast industry, trade transactions (the exchange of unsold advertising time for products or services) are recorded at the Partnership's standard rates for air time at the time the spot is broadcast, net of expenses of the same amount representing the value of the products or services received. Such transactions approximated $430,000 and $398,000 for the nine months ended September 30, 1999 and 1998, respectively.

CARIBOU COMMUNICATIONS CO.

September 30, 1999

NOTE G--RESERVED NET PROFITS AGREEMENT

On November 28, 1995, the Board of Managers approved a Reserved Net Profits Agreement for key employees and consultants of the Partnership. The Reserved Net Profit Amount would equal twenty-five percent of the difference on the termination date of the Partnership between the value of the Partnership's business and the capital invested by the Partners, including interest at the rate of 6.4% per annum on such capital compounded annually from January 1, 1995, up to $8 million plus twelve and one-half percent of any amounts over $8 million. The Board also authorized the President of the Partnership to allocate the Reserved Net Profits among the key employees and consultants of the Partnership as he, in his sole discretion, deems appropriate.

The term "value of the business" means the business sales price plus the net current assets of the Partnership on the termination date less the legal and brokerage expenses incurred from the sale of the assets and the Partnership's long-term liabilities and deferred loan fees.

The Agreement also provides a means for calculating the Net Profit Amount if one of the key employees or consultants dies, becomes permanently disabled, or ceases to be an employee of the Partnership after December 31, 2004. In these circumstances, the "value of the business" would be ten times the Partnership's trailing twelve month's cash flow (as defined) less three percent for cost of sale.


NOTE H--STATION AND OTHER ACQUISITIONS

On May 4, 1998, the Partnership acquired substantially all of the assets of the KNTL-FM radio station ("KNTL") from Bott Communications, Inc ("Bott"). For financial statement purposes, the acquisition was accounted for as a purchase and, accordingly, KNTL's results of operations are included in the financial statements since the date of acquisition. The aggregate purchase price was approximately $5,890,000, which includes costs of acquisition. The aggregate purchase price, which was financed primarily through capital contributions from the partners and a note from Finova Capital Corporation, has been allocated to the assets of KNTL, based on their respective estimated fair market values. The excess of the purchase price over assets acquired approximated $5,050,000 and is being amortized over fifteen years (see Note C).

On January 14, 1998, the Partnership signed an agreement with SportsTalk Communications L.L.C. to acquire all of its assets, including its sports talk format, for $530,000, plus incentives. This format began broadcasting on KNTL-FM on January 17, 1998 through a time brokerage agreement with Bott. The transaction closed on May 4, 1998. The total cost of $560,000 is considered goodwill for financial statement purposes, and is being amortized over fifteen years (see Note C).

CARIBOU COMMUNICATIONS CO.

September 30, 1999


NOTE H--STATION AND OTHER ACQUISITIONS--Continued

On July 22, 1998, the Partnership agreed to purchase WWLS-AM radio station ("WWLS") from Fox Broadcasting Co., Inc. In connection with this purchase, the Partnership deposited earnest money with an escrow agent in the amount of $350,000. At September 30, 1998, the purchase was awaiting approval of the Federal Communications Commission, and approval was subsequently granted and closing of the purchase occurred on January 7, 1999. The aggregate purchase price of approximately $3,800,000, which includes costs of acquisition, was financed through a note from Finova Capital Corporation and has been allocated to the assets of WWLS, based on their respective estimated fair market values. The excess of the purchase price over assets acquired approximated $3,280,000 and is being amortized over fifteen years (see Note C).


NOTE I--OTHER RELATED PARTY TRANSACTIONS

Effective January 1, 1997, the Partnership entered into a management agreement with Caribou Broadcasting, L.P. ("Broadcasting") to manage three radio stations in Honolulu, Hawaii. Under the five year agreement, the Partnership will earn $100,000 each year. Desert Communications II, Inc. ("Desert II") is a 98.99% limited partner in Broadcasting, and CAT Communications II, Inc. ("CAT II") is a 1.01% general partner in Broadcasting. Desert II and CAT II ownership is primarily the same as that of DCI and CAT.

Effective August 1, 1998, the management agreement discussed above was reassigned to New Wave Broadcasting, L.P. ("New Wave"). New Wave, also a debtor of Finova Capital Corporation, operates an otherwise unrelated group of radio stations.

The Partnership earned $50,000 in management fees for 1998. At September 30, 1998, $41,667 was due from Broadcasting and is included in prepaid expenses and other current assets on the balance sheet. In accordance with the management agreement, the Partnership is to be reimbursed by Broadcasting for expenses incurred in managing these stations. At September 30, 1998, the Partnership was due approximately $53,000 from Broadcasting for unreimbursed expenses, which is included in prepaid expenses and other current assets on the balance sheet. These amounts were received from Broadcasting in 1999.

The President of the Partnership earns a bonus each year based upon attaining certain operating results. Bonus expense reflected in the financial statements is $75,000 for 1999 and $50,000 for 1998.

CARIBOU COMMUNICATIONS CO.

September 30, 1999


NOTE J--SUBSEQUENT EVENTS

In August 1999, the Partnership entered into an agreement with Citadel Broadcasting Company ("Citadel") to sell all of the equity interest in the Partnership to Citadel for approximately $60 million. This amount includes repayment of the debt listed in Note D that may be outstanding at the time of closing. The transaction is expected to close in December 1999.

In connection with the sale, a key employee's contract was not assumed by Citadel. The employee's employment agreement provides for a severance payment of $100,000. This amount has been recorded at September 30, 1999 and is included in accrued expenses.

In addition, approximately $350,000 of the sale proceeds will be set aside to pay liabilities of the Partnership not assumed by Citadel. These include the bonus discussed in Note I, the severance payment discussed above, lease and other general expenses, and payments to certain officers and employees to administer the closing of the Partnership's business.

                          CITADEL BROADCASTING COMPANY
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial statements reflect the results of operations and balance sheet of Citadel Broadcasting Company after giving effect to:

     (1) the following completed transactions (collectively, the "Completed Transactions"):

     o the March 26, 1998 acquisition of WCTP-FM, WCTD-FM and WKJN-AM serving the Wilkes-Barre/Scranton market for the purchase price of approximately $6.0 million (the "Wilkes-Barre/Scranton Acquisition"),

     o the February 12, 1998 acquisition of Pacific Northwest Broadcasting Corporation which owned KQFC-FM, KKGL-FM and KBOI-AM in Boise, Idaho for the purchase price of approximately $14.4 million and the April 21, 1998 acquisition of KIZN-FM and KZMG-FM in Boise for the purchase price of approximately $14.5 million (collectively, the "Boise Acquisitions"),

     o the November 17, 1998 acquisition of KAAY-AM in Little Rock, Arkansas for the purchase price of approximately $5.1 million,

     o the February 9, 1999 acquisition of WKQZ-FM, WYLZ-FM, WILZ-FM, WIOG-FM, WGER-FM and WSGW-AM in Saginaw/Bay City, Michigan for the purchase price of approximately $35.0 million (the "Saginaw/Bay City Acquisition"),

     o the February 17, 1999 acquisition of WHYL-FM and WHYL-AM in Harrisburg/Carlisle, Pennsylvania for the purchase price of approximately $4.5 million (the "Carlisle Acquisition"),

     o the March 17, 1999 acquisition of Citywide Communications, Inc., which owned KQXL-FM, WEMX-FM, WCAC-FM, WXOK-AM and WIBR-AM serving the Baton Rouge, Louisiana market and KFXZ-FM, KNEK-FM, KRRQ-FM and KNEK-AM serving the Lafayette, Louisiana market for the purchase price of approximately $31.5 million (the "Baton Rouge/Lafayette Acquisition"),

     o the April 30, 1999 acquisition of KSPZ-FM serving the Colorado Springs, Colorado market in exchange for KKLI-FM in Colorado Springs, the April 30, 1999 acquisition of KVOR-AM and KTWK-AM serving the Colorado Springs, Colorado market and KEYF-FM and KEYF-AM serving the Spokane, Washington market for the purchase price of approximately $10.0 million and the April 30, 1999 termination of a joint sales agreement under which Citadel Communications operated certain other radio stations in Colorado Springs and in Spokane (collectively, the "Capstar Transactions"),

     o the June 30, 1999 acquisition of WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM in Charleston, South Carolina, WHWK-FM, WYOS-FM, WAAL-FM, WNBF-AM and WKOP-AM in Binghamton, New York, WMDH-FM and WMDH-AM in Muncie, Indiana and WWKI-FM in Kokomo, Indiana for the purchase price of approximately $77.0 million (the "Charleston/Binghamton/Muncie/Kokomo Acquisition"),

     o the August 31, 1999 acquisition of Fuller-Jeffrey Broadcasting Companies, Inc. which owned WOKQ-FM, WPKQ-FM, WXBB-FM and WXBP-FM serving the Portsmouth/Dover/Rochester, New Hampshire market and WBLM-FM, WCYI-FM, WCYY-FM, WHOM-FM, WJBQ-FM and WCLZ-FM serving the Portland, Maine market for the purchase price of approximately $65.3 million, which amount includes the repayment of certain indebtedness of Fuller-Jeffrey Broadcasting and approximately $1.8 million in consulting and noncompetition payments payable over a seven-year period (the "Portsmouth/Dover/Rochester/Portland Acquisition"),

     o the November 1, 1999 acquisition of KOOJ-FM in Baton Rouge, Louisiana for the purchase price of approximately $9.5 million,

     o the December 23, 1999 acquisition of Caribou Communications Co. which owned KATT-FM, KYIS-FM, KCYI-FM, KNTL-FM and WWLS-AM in Oklahoma City, Oklahoma for a purchase price of approximately $61.5 million, which amount includes the repayment of certain indebtedness of Caribou Communications (the "Oklahoma City Acquisition"),

     o the July 27, 1998 sale of WEST-AM in Allentown/Bethlehem, Pennsylvania as a portion of the consideration for the 1997 acquisition of WLEV-FM in Allentown/Bethlehem,

     o the October 7, 1998 sale of WQCY-FM, WTAD-AM, WMOS-FM and WBJR-FM in Quincy, Illinois for the sale price of approximately $2.3 million (the "Quincy Sale"),

     o the November 9, 1999 disposition of KKTT-FM, KEHK-FM and KUGN-AM in Eugene, Oregon, KAKT-FM, KBOY-FM, KCMX-FM, KTMT-FM, KCMX-AM and KTMT-AM in Medford, Oregon, KEYW-FM, KORD-FM, KXRX-FM, KTHT-FM and KFLD-AM in Tri-Cities, Washington, KCTR-FM, KKBR-FM, KBBB-FM, KMHK-FM and KBUL-AM in Billings, Montana, WQKK-AM and WGLU-FM in Johnstown, Pennsylvania and WQWK-FM, WNCL-FM, WRSC-AM and WBLF-AM in State College, Pennsylvania for the sale price of approximately $26.0 million (the "Marathon Disposition"),

     o the July 1998 initial public offering by Citadel Broadcasting's parent, Citadel Communications Corporation, of shares of its common stock and the use of net proceeds from that offering,

     o the November 1998 sale by Citadel Broadcasting of $115.0 million principal amount of its 9-1/4% Senior Subordinated Notes due 2008 and the use of net proceeds from that offering,

     o the June 1999 public offering by Citadel Communications of shares of its common stock and the use of net proceeds from that offering (the "1999 Offering"),

     o the August 1999 redemption of a portion of Citadel Broadcasting's outstanding 13-1/4% Exchangeable Preferred Stock (the "Preferred Redemption"), and

     (2) the following pending acquisitions (collectively, the "Pending Acquisitions'):

     o the pending acquisition of WGRF-FM, WEDG-FM, WHIT-FM, WMNY-AM and WHLD-AM in Buffalo, New York, WAQX-FM, WLTI-FM, WNSS-AM, and WNTQ-FM in Syracuse, New York, WIII-FM and WKRT-AM in Ithaca, New York, WMME-FM, WEZW-FM, WEBB-FM and WTVL-AM in Augusta-Waterville, Maine, WBPW-FM, WOZI-FM and WQHR-FM in Presque Isle-Caribou, Maine, WCRQ-FM in Dennysville-Calais, Maine, KMYY-FM, KYEA-FM, KZRZ-FM and KTJC-FM in Monroe, Louisiana, KDOK-FM, KTBB-FM, KEES-AM, KYZS-AM and KGLD-AM in Tyler-Longview, Texas, WFPG-AM, WFPG-FM and WPUR-FM in Atlantic City, New Jersey, WFHN-FM and WBSM-AM in New Bedford, Massachusetts, WQGN-FM, WSUB-AM and WVVE-FM in New London, Connecticut and the right to operate WKOE-FM in Atlantic City under a program service and time brokerage agreement for the aggregate purchase price of approximately $190.0 million (the "BPH Acquisition"),

     o the pending acquisition of KSMB-FM, KDYS-AM, KVOL-FM and KVOL-AM in Lafayette, Louisiana for the purchase price of approximately $8.5 million (the "Lafayette Acquisition"),


     o the pending acquisition of WMMQ-FM, WJIM-FM, WFMK-FM, WITL-FM, WVFN-AM and WJIM-AM in Lansing, Michigan, WHNN-FM and WTCF-FM in Saginaw, Michigan and WFBE-FM in Flint, Michigan for the aggregate purchase price of approximately $120.5 million, of which, subject to certain conditions, approximately $10.1 million would be paid in shares of Citadel Communications' common stock valued at $50.375 per share (the "Michigan" Acquisition"), and

     o the pending acquisitions of WXLO-FM, WORC-FM and WWFX-FM in Worcester, Massachusetts for the aggregate purchase price of approximately $38.75 million (the "Worcester Acquisitions").

     The unaudited pro forma condensed consolidated financial statements are based on Citadel Broadcasting's historical consolidated financial statements, the financial statements of those entities acquired, or from which assets were acquired, in connection with the Completed Transactions, and the financial statements of those entities to be acquired, or from which assets will be acquired, in connection with the Pending Acquisitions.

     In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The interest rate applied to borrowings under, and repayments of, Citadel Broadcasting's credit facility in the pro forma consolidated statements of operations was 8.4375%, which represents the interest rate in effect under the then existing credit facility as of January 1, 1998. Pro forma financial information has been adjusted to reflect the following, when applicable:

o Prior to the acquisition dates, Citadel Broadcasting operated some of the acquired stations under a joint sales agreement ("JSA") or local marketing agreement ("LMA"). Citadel Broadcasting receives or pays fees for such services accordingly. Net revenue and station operating expenses for stations operated under JSAs are included to reflect ownership of the stations as of January 1, 1998. Net revenue and station operating expenses for stations operated under LMAs are included in Citadel Broadcasting's historical consolidated financial statements. For those stations operated under JSAs and LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of the operations to reflect ownership of the stations as of January 1, 1998.

o Elimination of revenue and operating expenses from the entities acquired, or from which assets were acquired, in connection with the Completed Transactions, and the entities to be acquired, or from which assets will be acquired, in connection with the Pending Acquisitions, which would not have been incurred if the acquisition had occurred on January 1, 1998. The eliminated items were deemed redundant and therefore are not reflected as of January 1, 1998.

     Depreciation and amortization for the acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets. Actual depreciation and amortization may differ depending on the final allocation of the purchase price. However, management does not believe these differences will be material.

     For pro forma purposes, Citadel Broadcasting's balance sheet as of September 30, 1999 has been adjusted to give effect to the following transactions as if each had occurred on September 30, 1999:

     (1) the Marathon Disposition,

     (2) the acquisition of KOOJ-FM,

     (3) the Oklahoma City Acquisition, and

     (3) the Pending Acquisitions.

     The unaudited pro forma information is presented for illustrative purposes only and does not indicate the operating results or financial position that would have occurred if the transactions described above had been completed on the dates indicated, nor is it indicative of future operating results or financial position if the pending transactions described above are completed. Citadel Broadcasting cannot predict whether the completion of the Pending Acquisitions will conform to the assumptions used in the preparation of the unaudited pro forma condensed consolidated financial statements. Additionally, consummation of each of the Pending Acquisitions is subject to certain conditions. Although Citadel Broadcasting believes these closing conditions are generally customary for transactions of this type, there can be no assurance that such conditions will be satisfied.

                          CITADEL BROADCASTING COMPANY
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 1999
                             (DOLLARS IN THOUSANDS)

                                                                                         CITADEL
                                                                                       BROADCASTING
                                                                                        AS ADJUSTED
                                                                                           FOR
                                                                       ADJUSTMENTS    OKLAHOMA CITY
                                                                            FOR        ACQUISITION,
                                                                         MARATHON        MARATHON       ADJUSTMENTS
                                        ACTUAL      ADJUSTMENTS FOR    DISPOSITION      DISPOSITION        FOR          PRO FORMA
                                        CITADEL      OKLAHOMA CITY   AND ACQUISITION  AND ACQUISITION   THE PENDING      CITADEL
                                     BROADCASTING    ACQUISITION(1)   OF KOOJ-FM(2)     OF KOOJ-FM    ACQUISITIONS(3)  BROADCASTING
                                    --------------  ---------------  ---------------  --------------  --------------- --------------
ASSETS
   Cash and cash equivalents           $  8,798         $   321               --          $  9,119        $     --      $    9,119
   Restricted cash                           --              --           26,000            26,000              --          26,000
   Accounts and notes receivable,
     net                                 48,208           1,906               --            50,114              --          50,114
   Prepaid expenses                       3,808             131             (110)            3,829              --           3,829
   Assets held for sale                  25,991              --          (25,991)               --              --              --
                                       --------         -------         --------          --------        --------      ----------
      Total current assets               86,805           2,358             (101)           89,062              --          89,062

   Property and equipment, net           68,088           1,826              679            70,593          15,871          86,464
   Intangible assets, net               480,431          59,462            8,572           548,465         341,879         890,344
   Other assets                           4,205              --               --             4,205              --           4,205
                                       --------         -------         --------          --------        --------      ----------

   TOTAL ASSETS                        $639,529         $63,646         $  9,150          $712,325        $357,750      $1,070,075
                                       ========         =======         ========          ========        ========      ==========


LIABILITIES AND SHAREHOLDER'S
  EQUITY
   Accounts payable and accrued
     liabilities                       $ 15,021         $   980         $     --          $ 16,001        $     --      $   16,001
   Current maturities of other
     long-term Obligations                  994             250               --             1,244              --           1,244
                                       --------         -------         --------          --------        --------      ----------
      Total current liabilities          16,015           1,230               --            17,245              --          17,245

   Notes payable, less current
     maturities                          57,500          61,416            9,500           128,416         347,675         476,091
   10-1/4% Notes                        210,401              --               --           210,401              --         210,401
   9-1/4% Notes
   Other long-term obligations,
     less current Maturities              2,685           1,000               --             3,685              --           3,685
   Deferred tax liability                46,964              --               --            46,964              --          46,964
   Exchangeable preferred stock          82,526              --               --            82,526              --          82,526
   Common stock and APIC                260,927              --               --           260,927          10,075         271,002
   Deferred compensation                 (3,329)             --               --            (3,329)             --          (3,329)
   Accumulated other comprehensive
     loss                                   (12)             --               --               (12)             --             (12)
   Accumulated deficit/retained
     earnings                           (34,148)             --             (350)          (34,498)             --         (34,498)
                                        --------        -------         --------          --------        --------      ----------
  TOTAL LIABILITIES AND SHAREHOLDER'S
    EQUITY                              $639,529        $63,646         $  9,150          $712,325        $357,750      $1,070,075
                                        ========        =======         ========          ========        ========      ==========

(1) Represents the net effect of the Oklahoma City Acquisition as if the transaction had taken place on September 30, 1999.

(2) Represents the net effect of the Marathon Disposition and the acquisition of KOOJ-FM as if each transaction had taken place on September 30, 1999.

(3) Represents the net effect of the Pending Acquisitions as if each transaction had taken place on September 30, 1999.

                          CITADEL BROADCASTING COMPANY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)

                                                                        CITADEL
                                                                     BROADCASTING
                                                                      AS ADJUSTED    ADJUSTMENTS
                                     ACTUAL        ADJUSTMENTS FOR        FOR            FOR             PRO FORMA
                                     CITADEL         COMPLETED         COMPLETED     THE PENDING          CITADEL
                                   BROADCASTING    TRANSACTIONS (1)   TRANSACTIONS  ACQUISITIONS(2)     BROADCASTING
                                  --------------   ----------------   ------------  ---------------    --------------
Net revenue......................   $126,521           $19,382          $145,903       $ 50,690           $196,593
Station operating expenses.......     85,124            10,241            95,365         35,347            130,712
Depreciation and amortization....     25,589            11,206            36,795         18,126             54,921
Corporate general and
   administrative................      4,921              (131)            4,790             --              4,790
                                    --------           -------          --------       --------           --------

   Operating expenses............    115,634            21,316           136,950         53,473            190,423
                                    --------           -------          --------       --------           --------
Operating income (loss)..........     10,887            (1,934)            8,953         (2,783)             6,170
Interest expense.................     17,502             4,918            22,420         22,001             44,421
Other (income) expense, net......     (1,187)              350              (837)            --               (837)
                                    --------           -------          --------       --------           --------
Income (loss) before income
   taxes.........................     (5,428)           (7,202)          (12,630)       (24,784)           (37,414)
Income taxes (benefit)...........     (1,376)             (850)           (2,226)            --             (2,226)
Dividend requirement for
   Exchangeable Preferred Stock..    (11,322)            2,812            (8,510)            --             (8,510)
                                    --------           -------          --------       --------           --------
Income (loss) from
   continuing operations
   applicable to common shares...   $(15,374)          $(3,540)         $(18,914)      $(24,784)          $(43,698)
                                    ========           =======          ========       ========           ========

(1) Represents the net effect of the Completed Transactions that were consummated after January 1, 1999 as if each transaction had taken place on January 1, 1998. Dollars in the table below are shown in thousands.



                                                 PORTSMOUTH/      CHARLESTON/
                                                   DOVER/         BINGHAMTON
                                 OKLAHOMA        ROCHESTER/         MUNCIE/        BATON ROUGE/
                                   CITY           PORTLAND          KOKOMO          LAFAYETTE
                                ACQUISITION      ACQUISITION      ACQUISITION      ACQUISITION
                                -----------      -----------      -----------      ------------
Net revenue                     $ 7,155            $10,642          $ 9,543           $1,371
Station operating expenses        4,831              6,021            6,711            1,275
Depreciation and
   amortization                   3,292              3,628            2,685              628
Corporate general and
   administrative                    --                 --               --               --
                                -------            -------          -------           ------
   Operating expenses             8,123              9,649            9,396            1,903
                                -------            -------          -------           ------
Operating income (loss)            (968)               993              147             (532)
Interest expense                  3,897              3,234            2,531               --
Other (income) expenses,
   net                               --                 --               --               --
                                -------            -------          -------           ------
Income (loss) before
   income taxes                  (4,865)            (2,241)          (2,384)            (532)
Income taxes (benefit)                                (724)              --             (126)
Dividend requirement for
   Exchangeable Preferred
Stock                                --                 --               --               --
                                -------            -------          -------           ------
Income (loss) from
 continuing operations          $(4,865)           $(1,517)         $(2,384)          $ (406)
                                =======            =======          =======           ======

                                                  CARLISLE
                                                 ACQUISITION,      ADJUSTMENTS
                                                   CAPSTAR           FOR THE
                                                 TRANSACTIONS,    1999 OFFERING
                                  SAGINAW/     KOOJ ACQUISITION      AND THE
                                  BAY CITY      AND MARATHON        PREFERRED     THE COMPLETED
                                ACQUISITION      DISPOSITION        REDEMPTION     TRANSACTIONS
                                -----------      -----------        ----------     ------------
Net revenue                        $ 526           $(9,855)            $    --         $19,382
Station operating expenses           486            (9,083)                 --          10,241
Depreciation and
   amortization                      202               771                  --          11,206
Corporate general and
   administrative                     --              (131)                 --            (131)
                                   -----           -------             -------         -------
   Operating expenses                688            (8,443)                 --          21,316
                                   -----           -------             -------         -------
Operating income (loss)             (162)           (1,412)                 --          (1,934)
Interest expense                      --            (1,044)             (3,700)          4,918
Other (income) expenses,
   net                                --               350                  --             350
                                   -----           -------             -------         -------
Income (loss) before
   income taxes                     (162)             (718)              3,700          (7,202)
Income taxes (benefit)                --                --                  --            (850)
Dividend requirement for
   Exchangeable Preferred
   Stock                              --                --               2,812           2,812
                                   -----           -------             -------         -------
Income (loss) from
 continuing operations             $(162)          $  (718)            $ 6,512         $(3,540)
                                   =====           =======             =======         =======


(2) Represents the net effect of the Pending Acquisitions as if each transaction had taken place on January 1, 1998. Dollars in the table below are shown in thousands.


                                            BPH         LAFAYETTE       MICHIGAN         WORCESTER         PENDING
                                       ACQUISITION    ACQUISITION     ACQUISITION      ACQUISITIONS     ACQUISITIONS
                                       -----------    -----------     -----------      ------------     ------------
Net revenue                              $ 31,231         $1,749          $14,092          $ 3,618         $ 50,690
Station operating expenses                 23,328          1,331            7,851            2,837           35,347
Depreciation and amortization               9,649            474            6,039            1,964           18,126
                                         --------         ------          -------          -------         --------
   Operating expenses                      32,977          1,805           13,890            4,801           53,473
                                         --------         ------          -------          -------         --------
Operating income (loss)                    (1,746)           (56)             202           (1,183)          (2,783)
Interest expense                           12,023            538            6,988            2,452           22,001
                                         --------         ------          -------          -------         --------
Income (loss) from continuing
  operations                             $(13,769)        $ (594)         $(6,786)         $(3,635)        $(24,784)
                                         ========         ======          =======          =======         ========

                          CITADEL BROADCASTING COMPANY
             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
            OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)



                                                                         CITADEL
                                                                      BROADCASTING     ADJUSTMENTS
                                       ACTUAL       ADJUSTMENTS FOR    AS ADJUSTED       FOR THE           PRO FORMA
                                      CITADEL          COMPLETED      FOR COMPLETED      PENDING            CITADEL
                                    BROADCASTING   TRANSACTIONS (1)   TRANSACTIONS   ACQUISITIONS(2)      BROADCASTING
                                   --------------   ----------------   ------------   ---------------    --------------
Net revenue.......................    $135,426         $41,137           $176,563        $ 61,247            $237,810
Station operating expenses........      93,485          25,056            118,541          42,689             161,230
Depreciation and amortization.....      26,414          21,591             48,005          23,211              71,216
Corporate general and
  administrative..................       4,369            (349)             4,020              --               4,020
                                      --------         -------           --------        --------            --------

  Operating expenses..............     124,268          46,298            170,566          65,900             236,466
                                      --------         -------           --------        --------            --------
Operating income (loss)...........      11,158          (5,161)             5,997          (4,653)              1,344
Interest expense..................      18,126           3,651             21,777          28,132              49,909
Other (income) expense, net.......      (1,651)            350             (1,301)             --              (1,301)
                                      --------         -------           --------        --------            --------
Income (loss) before income
  taxes...........................      (5,317)         (9,162)           (14,479)        (32,785)            (47,264)
Income taxes (benefit)............      (1,386)         (1,591)            (2,977)             --              (2,977)
Dividend requirement for                                    --
  Exchangeable Preferred Stock....     (14,586)            138            (14,448)             --             (14,448)
                                      --------         -------           --------        --------            --------
Income (loss) from continuing
  operations applicable to common
  shares..........................    $(18,517)        $(7,433)          $(25,950)       $(32,785)           $(58,735)
                                      ========         =======           ========        ========            ========


(1) Represents the net effect of the Completed Transactions as if each transaction had taken place on January 1, 1998. Dollars in the table below are shown in thousands.


                                              PORTSMOUTH/    CHARLESTON/
                                                 DOVER/      BINGHAMTON/       BATON
                                OKLAHOMA      ROCHESTER/       MUNCIE/         ROUGE/        SAGINAW/
                                  CITY         PORTLAND        KOKOMO        LAFAYETTE       BAY CITY
                               ACQUISITION    ACQUISITION    ACQUISITION    ACQUISITION    ACQUISITION
                               -----------    -----------    -----------    -----------    -----------
Net revenue                      $ 8,250         $13,642         $17,421         $7,331         $6,981
Station operating
   expenses                        6,240           8,676          12,100          5,170          4,447
Depreciation and
   amortization                    4,390           5,441           5,369          2,914          2,421
Corporate general and
   administrative                     --              --              --             --             --
                                 -------         -------         -------         ------         ------

   Operating expenses             10,630          14,117          17,469          8,084          6,868
Operating income (loss)           (2,380)           (475)            (48)          (753)           113
Interest expense                   5,196           4,852           5,063             --             --
Other (income) expense,
   net                                --              --              --             --             --
                                 -------         -------         -------         ------         ------
Income (loss) before
   income taxes                   (7,576)         (5,327)         (5,111)          (753)           113
Income taxes (benefit)                --          (1,086)             --           (505)            --
Dividend requirement for
   Exchangeable Preferred
   Stock                              --              --              --             --             --
                                 -------         -------         -------         ------         ------
Income (loss) from
   continuing
   Operations                    $(7,576)        $(4,241)        $(5,111)        $ (248)        $  113
                                 =======         =======         =======         ======         ======

                                                                            ADJUSTMENTS
                                 OTHER          REPAYMENT                    FOR THE
                              ACQUISITIONS       OF THE      OFFERING      1999 OFFERING        THE
                                  AND            CREDIT       OF THE          AND THE        COMPLETED
                              DISPOSITIONS      FACILITY       9-1/4%        PREFERRED         TRANS-
                                  (a)             (b)         NOTES(c)      REDEMPTION(d)     ACTIONS
                              ------------      -------       --------      -------------     -------
Net revenue                     $(12,488)      $    --         $    --        $    --         $41,137
Station operating
   expenses                      (11,577)           --              --             --          25,056
Depreciation and
   amortization                    1,056            --              --             --          21,591
Corporate general and
   administrative                   (349)           --              --             --            (349)
                                --------       -------         -------        -------         -------

   Operating expenses            (10,870)           --              --             --          46,298
Operating income (loss)           (1,618)           --              --             --          (5,161)
Interest expense                    (947)       (4,487)          1,374         (7,400)          3,651
Other (income) expense,
   net                               350            --              --                            350
                                --------       -------         -------        -------         -------
Income (loss) before
   income taxes                   (1,021)        4,487          (1,374)         7,400          (9,162)
Income taxes (benefit)                --            --              --             --          (1,591)
Divided requirement for
   Exchangeable
   Preferred Stock                    --            --              --            138             138
                                --------       -------         -------        -------         -------
Income (loss) from
   continuing
   Operations                   $ (1,021)      $ 4,487         $(1,374)       $ 7,538         $(7,433)
                                ========       =======         =======        =======         =======


(a) Represents the net effect of the Marathon Disposition, the Carlisle Acquisition, the Capstar Transactions, the Boise Acquisitions, the Wilkes-Barre/Scranton Acquisition, the acquisition of KOOJ-FM in Baton Rouge, the disposition of WEST-AM in Allentown/Bethlehem, the acquisition of KAAY-AM in Little Rock and the Quincy Sale.

(b) Represents the repayment of outstanding borrowings under Citadel Broadcasting's credit facility with the proceeds from the Citadel Communications' initial public offering.

(c) Reflects the recording of the net increase in interest expense and the amortization of deferred financing costs of $3.5 million related to Citadel Broadcasting's 9-1/4% Senior Subordinated Notes due 2008.

(d) Represents the use of proceeds from the 1999 Offering, including the redemption of approximately 35% of Citadel Broadcasting's issued and outstanding Exchangeable Preferred Stock.

(2) Represents the net effect of the Pending Acquisitions as if each transaction had taken place on January 1, 1998. Dollars in the table below are shown in thousands.



                                            BPH         LAFAYETTE        MICHIGAN         WORCESTER           PENDING
                                        ACQUISITION    ACQUISITION      ACQUISITION(a)   ACQUISITIONS(b)    ACQUISITIONS
                                        -----------    ------------     ------------     ---------------    ------------
Net revenue                              $ 38,628       $  2,383          $ 16,900         $  3,336           $ 61,247
Station operating expenses                 28,842          1,984             9,322            2,541             42,689
Depreciation and amortization              12,865            631             8,052            1,663             23,211
                                         --------       --------          --------         --------           --------
   Operating expenses                      41,707          2,615            17,374            4,204             65,900
Operating income (loss)                    (3,079)          (232)             (474)            (868)            (4,653)
Interest expense                           16,031            717             9,317            2,067             28,132
                                         --------       --------          --------         --------           --------
Income (loss) from continuing
   operations                            $(19,110)      $   (949)         $ (9,791)        $ (2,935)          $(32,785)
                                         ========       ========          ========         ========           ========


(a) Citadel Broadcasting expects to sell one or more of its stations serving the Saginaw market to comply with the ownership limits of the Telecommunications Act of 1996. However, Citadel Broadcasting is unable to include the effect of the divestiture in this pro forma financial information until it determines the station or stations required to be sold.

(b) The current owner of WWFX-FM purchased the station in January 1999. Citadel Broadcasting is unable to provide operating results for the year ended December 31, 1998 as the information is not currently available. In the opinion of management, the 1998 operations are not significant to the pro forma condensed consolidated statement of operations.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CITADEL BROADCASTING COMPANY

Date: January 6, 1999                 By: /s/ Lawrence R. Wilson
     ------------------                  ------------------------------------
                                         Lawrence R. Wilson
                                         Chairman and Chief Executive Officer

                                  EXHIBIT INDEX

2.1 Purchase Agreement dated August 23, 1999 by and among Cat Communications, Inc., Desert Communications III, Inc. and Citadel Broadcasting Company.

2.2 Amendment to Purchase Agreement dated December 22, 1999 by and among Cat Communications, Inc., Desert Communications III, Inc. and Citadel Broadcasting Company.

4.1 Credit Agreement dated as of December 17, 1999 among Citadel Broadcasting Company, Citadel Communications Corporation, Citadel License, Inc., Credit Suisse First Boston, as lead Arranger, Administrative Agent and Collateral Agent, FINOVA Capital Corporation, as Syndication Agent, First Union Securities, Inc. and Fleet National Bank, as Co-Documentation Agents, and the lenders named therein (incorporated by reference to Exhibit 4.1 to Citadel Communications Corporation's Current Report on Form 8-K filed on January 6, 2000).